Northeast One Stop, Inc.
                                 7 Northway Lane
                             Latham, New York 12110


                                              September 24, 1998


Congress Financial Corporation
(New England)
One Post Office Square
Suite 3600
Boston, MA 02109

       Re:         SECOND AMENDMENT TO FINANCING AGREEMENTS

Ladies and Gentlemen:

           Reference is made to the Loan and Security Agreement dated April 20, 1995, as amended (the "Loan Agreement"), and all supplements, agreements, documents and instruments entered into by Northeast One Stop, Inc. ("Borrower") pursuant thereto, as such may have been amended from time to time (collectively, the "Financing Agreements"). Capitalized terms used herein shall have the meanings given them in the Financing Agreements. Congress Financial Corporation (New England) is referred to herein as "Congress."

           The Borrower has requested that the Financing Agreements be amended as set forth herein relating to the acquisition of all of Borrower's common stock (the "Stock Sale Transaction") by Planet Entertainment Corporation ("PEC"). Accordingly, effective as of the date set forth above, the Borrower and Congress hereby agree as follows:

           A.        AMENDMENTS TO THE LOAN AGREEMENT

           1. Section 9.6(a) of the Loan Agreement is amended by adding the following at the end thereof:

                     "For purposes of this Agreement, Lender acknowledges that the accounting firm of A.J. Robbins, P.C., of Denver, Colorado is reasonably acceptable to Lender."

           2. Subsection 10.1(j) of the Loan Agreement is deleted and the following is inserted in its place thereof:

                     "(j) any change in the controlling ownership of PEC, any change in the ownership of Borrower, or any termination, other than for Cause (as defined in the


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Congress Financial Corporation (New England)
September 24, 1998
Page 2


applicable employment agreements as in effect on the date hereof), of the employment relationships with Louis J. DelSignore (at any time before September 24, 1999) or with Ronald Nicks or William Castle (in each case, at any time before September 24, 2001);"

           B.        CONDITIONS PRECEDENT

           Notwithstanding any other provisions of this Second Amendment or any of the other Financing Agreements, and without affecting in any manner the rights of Congress under the other Sections of this Second Amendment, this Second Amendment shall not be effective as to Congress unless and until each of the following conditions has been and continues to be satisfied:

           1. DOCUMENTATION. Congress shall have received, in form and substance satisfactory to Congress and its counsel, (a) a duly executed copy of this Second Amendment, together with such additional documents, instruments and certificates as Congress and its counsel shall require in connection therewith from time to time; (b) duly executed copies of all documentation and amendments thereto relating to the Stock Sale Transaction and evidence satisfactory to Congress that all conditions to the effectiveness thereof have been satisfied and not amended, modified or waived; (c) the Guarantee of PEC in the form of Exhibit A hereto; and (d) evidence satisfactory to Lender that Borrower shall have entered into customary employment contracts with Louis J. DelSignore for a period of at least one year, with Ronald Nicks for a period of at least three years, and with William Castle for a period of at least three years.

           2.        NO DEFAULT. No Default or Event of Default shall exist.

           3. NO MATERIAL ADVERSE CHANGE. No material adverse change shall have occurred in the assets, business or financial condition of Borrower since the date of the Congress' latest field examination or in PEC since the date of the latest financial statements for PEC furnished to Congress and no change or event shall have occurred which would impair the ability of Borrower, PEC or any other Guarantor to perform its obligations under any of the Financing Agreements to which it is a party or of Congress to enforce the Obligations or realize on the Collateral.

           C.        RELEASE OF DELSIGNORE GUARANTEES.

           Effective upon the satisfaction of the conditions precedent set forth in paragraph B above, Lender agrees to release the Guarantee dated April 20, 1995 of Louis J.


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Congress Financial Corporation (New England)
September 24, 1998
Page 3


DelSignore and the Limited Guarantee dated April 7, 1995 of Patricia A. DelSignore, subject in each case to the terms thereof.

           D.        ACKNOWLEDGMENT OF OBLIGATIONS

           Borrower and Guarantors hereby (1) reaffirm and ratify all of the promises, agreements, covenants and Obligations to Congress under or in respect of the Financing Agreements as amended hereby and (2) acknowledge they are unconditionally liable for the punctual and full payment of all Obligations, including, without limitation, all charges, fees, expenses and costs (including attorneys' fees and expenses) under the Financing Agreements, as amended hereby, and that they have no defenses, counterclaims or setoffs with respect to full, complete and timely payment and performance of all Obligations under the Financing Agreements. Borrower further confirms and agrees to its obligation to pay to Congress all fees and costs which have been incurred by Congress in connection with the negotiation and preparation of this Second Amendment and all other documents and agreements prepared in connection with this Second Amendment including, without limitation, all reasonable attorneys' fees and disbursements.

           E.        CERTAIN CONSENTS

           You have informed Congress that, absent a waiver, the Stock Sale Transaction would constitute an Event of Default under Section 10.1(j) of the Loan Agreement. Congress hereby consents to the Stock Sale Transaction and waives the occurrence of any Event of Default under Section 10.1(j) caused by the change in the controlling ownership of Borrower pursuant to the Stock Sale Transaction. This consent and waiver is limited to this one occasion and the facts described above. This consent and waiver shall not constitute a consent to or waiver of any other term, covenant or provision of the Agreement or of any other Financing Agreement or any of Congress's rights and remedies thereunder, all of which are reserved.

           F.        MISCELLANEOUS

           Except as set forth herein, the Borrower confirms that the Financing Agreements remain in full force and effect without amendment or modification of any kind. The Borrower further confirms that no Event of Default or events which with notice or the passage of time or both could constitute an Event of Default have occurred and are continuing. The execution and delivery of this Second Amendment by Congress shall not be construed as a waiver by Congress of any Event of Default under the Financing


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Congress Financial Corporation (New England)
September 24, 1998
Page 4


Agreements. This Second Amendment, together with the Financing Agreements, constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior dealings, correspondence, conversations or communications between the parties with respect to the subject matter hereof.

Executed under seal on the date set forth above.

ATTEST:                                        NORTHEAST ONE STOP, INC.


----------------------                         By:
                                                  ------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------


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Congress Financial Corporation (New England)
September 24, 1998
Page 5



ATTEST:                                        L & P FEED, INC.

----------------------                         By:
                                                  ------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------


ATTEST:                                        PLANET ENTERTAINMENT CORPORATION


----------------------                         By:
                                                  ------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------

Accepted in Boston, Massachusetts
on September ___, 1998

CONGRESS FINANCIAL CORPORATION
(NEW ENGLAND)

By:
   ------------------------------------
Name:
     ----------------------------------
Title:
      ---------------------------------